Exhibit 99.1

News Release
Contact:

Investor Relations            Media Relations
Greg Ketron                Samuel Wang
(203) 585-6291             (203) 585-2933

Synchrony Financial to Participate in the Morgan Stanley Financials Conference

STAMFORD, Conn. - June 13, 2016 - As previously announced, Synchrony Financial (NYSE: SYF) President and Chief Executive Officer Margaret M. Keane and Executive Vice President and Chief Financial Officer Brian D. Doubles will participate in the Morgan Stanley Financials Conference in New York on Tuesday, June 14, 2016 at 10:00 am (Eastern time).

At the conference, Ms. Keane and Mr. Doubles expect to discuss, among other things, recent developments related to credit quality and reserves.

A live webcast and replay will be made available on the Synchrony Financial Investor Relations website at www.investors.synchronyfinancial.com.

About Synchrony Financial
Synchrony Financial (NYSE: SYF) is one of the nation’s premier consumer financial services companies. Our roots in consumer finance trace back to 1932, and today we are the largest provider of private label credit cards in the United States based on purchase volume and receivables.* We provide a range of credit products through programs we have established with a diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers to help generate growth for our partners and offer financial flexibility to our customers. Through our partners’ over 350,000 locations across the United States and Canada, and their websites and mobile applications, we offer our customers a variety of credit products to finance the purchase of goods and services. Synchrony Financial (formerly GE Capital Retail Finance) offers private label and co-branded Dual Card™ credit cards, promotional financing and installment lending, loyalty programs and FDIC-insured savings products through Synchrony Bank. More information can be found at www.synchronyfinancial.com, facebook.com/SynchronyFinancial, www.linkedin.com/company/synchrony-financial and twitter.com/SYFNews.
*Source: The Nilson Report (May 2016, Issue # 1087) - based on 2015 data.